Exhibit 99.1

Pioneer Group, Inc. and Subsidiary

Independent Auditor's Reports and Consolidated Financial Statements

December 31, 2015 and 2014

Pioneer Group, Inc. and Subsidiary
December 31, 2015 and 2014

Contents

Independent Auditor's Report	1

Consolidated Financial Statements
Balance Sheets	3
Statements of Earnings	5
Statements of Shareholders' Equity	6
Statements of Cash Flows	7
Notes to Financial Statements	8

Independent Auditor's Report on Supplementary Information	16

Supplementary Information
Consolidating Statement of Earnings Segregated by Licensee/Subsidiary Information - 2015	17

Independent Auditor's Report

Board of Directors
Pioneer Group, Inc. and Subsidiary
Cripple Creek, Colorado

We have audited the accompanying consolidated financial statements of Pioneer Group, Inc. and Subsidiary (collectively, the Company), which comprise the related consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of earnings, shareholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors
Pioneer Group, Inc. and Subsidiary

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Group, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Colorado Springs, Colorado
April 19, 2016

Pioneer Group, Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 2015 and 2014

Assets
	2015	2014
Current Assets
Cash and cash equivalents	$2,906,770	$3,109,435
Other receivables	421,208	328,704
Prepaids and other	228,485	229,721
Casino inventories	144,974	119,104
Total current assets	3,701,437	3,786,964

Property and Equipment, at Cost
Furniture and equipment	14,949,208	14,427,580
Buildings and improvements	14,207,330	13,549,621
	29,156,538	27,977,201
Less: accumulated depreciation and amortization	(18,483,049)	(17,131,118)
	10,673,489	10,846,083
Land	7,919,126	7,919,126
	18,592,615	18,765,209

Other Assets
Real estate inventories	150,000	150,000
Equity method investment	59,585	—
Related party note receivable	30,000	30,000
Deferred loan costs, net of accumulated amortization; 2015 - $86,528 and 2014 - $76,358	35,509	45,679
	275,094	225,679
	$22,569,146	$22,777,852

See Notes to Consolidated Financial Statements

Pioneer Group, Inc. and Subsidiary
Consolidated Balance Sheets (Continued)
December 31, 2015 and 2014

Liabilities and Shareholders' Equity
	2015	2014
Current Liabilities
Accounts payable	$816,313	$939,945
Related party payables	7,003	30,543
Accrued wages and benefits	668,993	485,167
Other accrued liabilities	1,570,642	1,389,740
Current portion of long-term debt	1,252,917	1,252,720
Total current liabilities	4,315,868	4,098,115

Long-term Obligations, Net of Current Portion
Long-term debt	2,958,514	3,706,431
Total long-term liabilities	2,958,514	3,706,431

Total liabilities	7,274,382	7,804,546

Shareholders' Equity
Common stock (no par value, 2,500 shares authorized; 1,000 shares issued; 806 shares outstanding at December 31, 2015 and 2014)	1,260,579	1,260,579
Retained earnings	16,883,193	16,561,735
	18,143,772	17,822,314
Less common stock in treasury - at cost; 194 shares at December 31, 2015 and 2014	(2,849,008)	(2,849,008)
	15,294,764	14,973,306
	$22,569,146	$22,777,852

See Notes to Consolidated Financial Statements

Pioneer Group, Inc. and Subsidiary
Consolidated Statements of Earnings
Years Ended December 31, 2015 and 2014

	2015	2014
Operating Revenues
Casino	$27,704,239	$25,731,445
Food and beverage, net of cost of sales of $2,125,203 and $2,062,785 in 2015 and 2014, respectively	2,194,472	1,735,792
Hotel	380,771	208,580
Other, net of cost of sales of $176,023 and $156,912 in 2015 and 2014, respectively	348,748	238,546
Total operating revenues	30,628,230	27,914,363
Less cash promotional allowances	5,261,180	5,346,345
Less noncash promotional allowances	2,979,150	2,547,399
Net revenues	22,387,900	20,020,619

Operating Expenses
Operating departments	12,074,669	10,905,364
Selling, general and administrative	5,967,294	4,913,695
Depreciation and amortization	1,854,002	1,659,116
Loss on disposal of assets	11,511	37,026
Other operating expense	21,152	112,281
Total operating expenses	19,928,628	17,627,482
Income from Operations	2,459,272	2,393,137

Nonoperating Income (Expense)
Interest income	3,855	879
Interest expense	(139,708)	(165,513)
Other expense	(1,959)	(105,830)
Total nonoperating income (expense)	(137,812)	(270,464)
Net earnings	$2,321,460	$2,122,673

See Notes to Consolidated Financial Statements

Pioneer Group, Inc. and Subsidiary
Consolidated Statements of Shareholders' Equity
Years Ended December 31, 2015 and 2014

	Common Stock		Retained	Treasury Stock
	Shares	Amount	Earnings	Shares	Amount	Total
Balance as of January 1, 2014	1,000	$1,260,579	$15,839,065	194	$(2,849,008)	$14,250,636
Net earnings	—	—	2,122,673	—	—	2,122,673
Distributions to shareholders	—	—	(1,400,003)	—	—	(1,400,003)
Balance as of December 31, 2014	1,000	1,260,579	16,561,735	194	(2,849,008)	14,973,306
Net earnings	—	—	2,321,460	—	—	2,321,460
Distributions to shareholders	—	—	(2,000,002)	—	—	(2,000,002)
Balance as of December 31, 2015	1,000	$1,260,579	$16,883,193	194	$(2,849,008)	$15,294,764

See Notes to Consolidated Financial Statements

Pioneer Group, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2015 and 2014

	2015	2014
Operating Activities
Net earnings	$2,321,460	$2,122,673
Items not providing (requiring) cash
Net loss on disposal of property and equipment	11,511	37,026
Depreciation and amortization	1,854,002	1,659,116
Real estate inventory impairment loss	—	100,000
Changes in
Receivables	(92,504)	90,507
Prepaids and other assets	11,406	(99,564)
Inventories	(25,870)	(1,967)
Accounts payable	(67,509)	(190,996)
Accrued liabilities	364,728	(102,678)
Net cash provided by operating activities	4,377,224	3,614,117

Investing Activities
Acquisition of property and equipment	(1,772,582)	(651,198)
Advances made on related party notes receivable	—	(30,000)
Purchase of equity method investment	(59,585)	—
Proceeds from sales of property and equipment	—	1,410
Net cash used in investing activities	(1,832,167)	(679,788)

Financing Activities
Distributions paid to shareholders	(2,000,002)	(1,400,003)
Principal payments on long-term debt	(1,247,720)	(1,252,537)
Proceeds from long-term debt	500,000	—
Net cash used in financing activities	(2,747,722)	(2,652,540)

Net Increase (Decrease) in Cash and Cash Equivalents	(202,665)	281,789

Cash and Cash Equivalents, Beginning of Year	3,109,435	2,827,646

Cash and Cash Equivalents, End of Year	$2,906,770	$3,109,435

Supplemental Cash Flows Information
Cash paid for interest	$141,483	$169,298
Additions to fixed assets through increase to accounts payable	$176,119	$255,782

See Notes to Consolidated Financial Statements

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Note 1:    Organization and Summary of Significant Accounting Policies

Organization

Pioneer Group, Inc. operates three casinos located in Cripple Creek, Colorado. Pioneer Group, Inc. is organized under the laws of the State of Nevada. The casino and restaurant operating under the name of Bronco Billy's Casino (Bronco Billy's) began operations during October 1991. In July 1998, a second casino separately licensed as Buffalo Billy's Casino (Buffalo Billy's) began operations. That same year Buffalo Billy's opened its steakhouse. In April 2008, a third casino separately licensed under the name Billy's Casino (Billy's) began operations, with its restaurant beginning operations in May 2008.

Pioneer Group, Inc. purchased 100% of Elk Grove Village, LLC during 2003, from three shareholders of Pioneer Group, Inc. Elk Grove Village, LLC was formed under the laws of the State of Colorado and operates under a limited liability company agreement. Elk Grove Village, LLC was acquired for the purpose of improving, developing, selling and otherwise using land in Woodland Park, Colorado. Elk Grove Village, LLC was to initially construct 34 townhomes on the land. As of December 31, 2015, 12 of the 34 townhomes have been constructed, of which all 12 have been sold. Unless dissolved earlier, the term of Elk Grove Village, LLC is 50 years, or until February 12, 2051.

Cripple Creek is one of three cities in the State of Colorado permitted to have limited stakes gaming. Limited stakes gaming is defined in Colorado as the use of slot, keno and video poker machines, craps, roulette and the card games blackjack and poker, each with a maximum single bet up to one hundred dollars. Casinos in Cripple Creek draw patrons primarily from the Colorado Springs and Pueblo, Colorado areas and, to a lesser extent, from the greater Denver, Colorado metropolitan area. Cripple Creek is a mountain tourist town and its gaming market is subject to seasonal fluctuations. Typically, Pioneer Group, Inc.'s gaming revenues are greater in the summer tourist season and are lower from October through April. As all of Pioneer Group, Inc.ís casino operations are located in Cripple Creek, the casinos are exposed to conditions that are specific to Colorado and the Cripple Creek market. These conditions include complications caused by weather.

Casino operations are subject to extensive regulation in the State of Colorado by the Colorado Limited Gaming Control Commission. Management believes that Pioneer Group, Inc.ís procedures for supervising casino operations and recording casino and other revenues comply, in all material respects, with the applicable regulations in Colorado.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Pioneer Group, Inc. and Elk Grove Village, LLC (collectively, the Company). All significant intercompany transactions and balances have been eliminated.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2015 and 2014, cash and cash equivalents consisted primarily of cash on hand and demand deposits subject to immediate withdrawal. The Company is required by Colorado Gaming Regulations to maintain cash and cash equivalents in an amount sufficient to protect the Company's patrons against defaults in gaming debts owed by the Company.

At December 31, 2015, the Company's cash accounts at financial institutions exceeded federally insured limits by approximately $182,000.

Other Receivables

Other receivables consist primarily of returned checks and amounts contained in redemption kiosks within the facility. If necessary, the Company provides an allowance for doubtful accounts, which is based on a review of outstanding receivables, historical collection information and existing economic conditions. Accounts past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Property and Equipment

Property and equipment are recorded at cost and are being depreciated and amortized on the straight-line method over their estimated useful lives. Leased property under capital leases is amortized over the shorter of the lives of the respective leases or over the service lives of the assets for those leases which substantially transfer ownership. Interest incurred on debt outstanding related to expansion and during the construction period has been capitalized. Capitalized interest is included in building and improvements.

The estimated useful lives are as follows:

Years
Leased property and equipment	5 - 30
Furniture and equipment	5
Buildings and improvements	30 - 40

Real Estate Inventories

Real estate inventories recorded by Elk Grove Village, LLC include five undeveloped real estate lots that are carried at the lower of cost or market. The Company reviews this inventory for possible impairment on an annual basis. No impairment losses were recognized in 2015. An impairment loss of $100,000 was recognized in 2014 based on the declines in the real estate market for this type of property. This loss is included in other expense in the accompanying 2014 consolidated statement of earnings. Fair value was determined by comparing listing and sales prices of comparable properties to the carrying value of the real estate inventory.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Deferred Loan Costs

Costs incurred in conjunction with the issuance of long-term debt are being amortized over the respective lives of the issues on a straight-line basis.

Impairment of Long-lived Assets

The Company reviews long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If there is an indication of impairment, which is estimated as the difference between anticipated undiscounted future cash flows and carrying value, the carrying amount of the asset is written down to its estimated fair value by a charge to operations. Fair value is estimated based on the present value of estimated future cash flows using a discount rate commensurate with the risk involved. Estimates of future cash flows are inherently subjective and are based on management's best assessment of expected future conditions.

Slot Club Liability

The Company has a slot club for its preferred players. To earn "points," slot club members insert a special card into slot, keno and video poker machines while playing in Bronco Billy's, Buffalo Billy's and Billy's casinos. Based on their point totals, members may receive cash. The Company accrues the cost of cash points as such points are earned by members of the slot club and expenses the complementary points as they are redeemed. The slot club liability of $375,542 and $387,635 as of December 31, 2015 and 2014, respectively, is included in other accrued liabilities on the balance sheets.

Outstanding Gaming Chip Liability

When customers exchange cash for gaming chips, the Company has a liability for the face amount of the chips as long as they are outstanding and not redeemed or won by the house. That liability is established by determining the difference between the total chips placed in service and the actual inventory of chips in custody or under the control of the casino. The outstanding gaming chip liability of $122,835 and $139,667 as of December 31, 2015 and 2014, respectively, is included in other accrued liabilities on the balance sheets.

Tokens and Chips

The cost of tokens and chips used in casino play are expensed as incurred.

Casino Revenue Recognition

Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Promotional Allowances

Food and beverage revenues include the retail value of complimentary food and beverage provided gratuitously to patrons. The retail value of the promotional allowances is deducted to arrive at net revenues. Promotional allowances also include the value of coupons redeemed and the value of complimentary services and/or cash rebates to customers based on the volume of the customers' gaming activity.

Income Taxes

The Company's shareholders have elected to have the Company's income taxed as an "S" Corporation under provisions of the Internal Revenue Code and a similar section of the Nevada income tax law. Therefore, taxable income or loss is reported to the individual shareholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements. Elk Grove Village, LLC's net earnings or losses are taxed at the member level and Pioneer Group, Inc. was the sole member of Elk Grove Village, LLC as of 2015 and 2014. With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the 2014 consolidated financial statements to conform to the 2015 consolidated financial statement presentation. These reclassifications had no effect on net earnings.

Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditor's Report, which is the date the financial statements were available to be issued.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Note 2: Pending Sale of the Company's Casino Operations

On September 27, 2015, the Company entered into a Purchase and Sale Agreement to sell certain assets related to the casino operations of the Company and the buyer has agreed to assume certain liabilities related to the casino operations. As of April 19, 2016, the sale has not closed.

Note 3: Inventories

The Company records casino food, beverage and merchandise inventories at the lower of cost or market using the first-in, first-out method. The components of casino inventories as of December 31 are as follows:

	2015	2014
Food and beverage	$112,599	$91,635
Merchandise and other	32,375	27,469
	$144,974	$119,104

Real estate inventories consist of the following as of December 31:

	2015	2014
Land	$93,326	$93,326
Land improvements	56,674	56,674
	$150,000	$150,000

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Note 4: Long-term Debt

Long-term debt consists of the following as of December 31:

	2015	2014
Nevada State Bank note (A)	$4,075,000	$4,820,000
Note payable (B)	136,431	139,151
	4,211,431	4,959,151
	(1,252,917)	(1,252,720)
	$2,958,514	$3,706,431

(A)
A reducing revolving note held by a bank with a maximum commitment of $5,000,000 and $6,250,000 as of December 31, 2015 and 2014, respectively. The commitment is reduced by $625,000 semi-annually. Principal payments are required to reduce the outstanding principal balance to be consistent with the reduction in maximum commitment. In addition, monthly interest-only payments are required. The interest rate was set at 7.376% until July 1, 2012. On July 1, 2012, per the terms of the agreement, the rate was adjusted to 2.823% which was 1.90% in excess of the LIBOR/Swap rate on July 1, 2012. That rate is fixed until July 1, 2017, at which time it will be adjusted to a rate of 1.90% in excess of the lender's five-year LIBOR/Swap rate index, as defined in the agreement. As of December 31, 2015 and 2014, the note contained no prepayment penalties. All outstanding principal and accrued interest is due July 1, 2019; the debt is collateralized by the Company's assets and deeds of trust and is personally guaranteed by certain shareholders.

The note contains various covenants related to the parties of the agreements, including a maximum funded debt to EBITDA ratio of no greater than 3.50 to 1.00, annual capital expenditures of no less than 2% and no more than 8% of the Company's net revenues for the immediately prior year and a fixed charge coverage ratio of at least 1.10 to 1.00. Management believes the Company was in compliance with all financial covenants as of December 31, 2015.

(B)	Due February 15, 2037; payable $1,031 monthly; including interest at 7.00%; secured by real property.

Maturities of long-term debt as of December 31, 2015 are as follows:

2016	$1,252,917
2017	1,253,128
2018	1,253,354
2019	328,596
2020	3,856
Thereafter	119,580
$4,211,431

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Note 5: Operating Leases

The Company leases a building, parking lots and equipment under short- and long-term operating leases expiring at various dates through January 2019. The building lease contains renewal options for periods up to 18 years and requires the Company to pay all executory costs (property taxes, maintenance and insurance).

Future minimum lease payments at December 31, 2015 were:

2016	$233,127
2017	48,127
2018	29,627
2019	20,357
$331,238

Rent expense under the operating leases totaled $222,265 and $132,000 for the years ended December 31, 2015 and 2014, respectively.

Note 6: Significant Estimates and Concentrations

Cash and Cash Equivalents

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents; however, the Company places its cash and cash equivalents with high credit quality institutions, primarily with banks located in the State of Colorado, to limit its credit exposure. The State of Colorado does not permit the extension of credit for gaming purposes.

Note 7: Pension Plan

The Company participates in a defined contribution 401(k) retirement plan (the Plan). Employees who are eligible for the Plan must have completed one year of service (1,000 hours) and be at least 21 years of age. Participants may contribute a maximum of 100% of their annual wages to the Plan, subject to IRS limits. The Company may make discretionary contributions to the Plan. For the years ended December 31, 2015 and 2014, the Company made discretionary contributions to the Plan of $22,036 and $14,729, respectively.

Pioneer Group, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Note 8: Related-party Transactions

As of December 31, 2015 and 2014, total billings for management fees were $180,000 and $144,000, respectively. Management fees are paid to certain shareholders of the Company.

A note receivable was issued in December 2014 to a shareholder for $30,000 for a term of 18 months. Interest is payable monthly at 10% per annum, while the full principal amount is due at the end of the 18-month term.

Accounts payable to employees was $7,003 and $30,543 as of December 31, 2015 and 2014, respectively.

Note 9: Commitments and Contingencies

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated balance sheets, statements of earnings and cash flows of the Company.

Medical Plan

The Company participates in a self-funded medical plan administered by Pioneer Group, Inc. It pays all medical claims up to $80,000 for 2015 and 2014, per employee for each fiscal year. Stop-loss coverage has been purchased, which covers medical claims in excess of $80,000 per employee for 2015 and 2014, and which limits the plan's aggregate self-insurance exposure to the amount of $1,039,288, or 100% of the Monthly Aggregate Attachment Point for the first month of the policy period times 12, whichever is greater, for each policy year.

All claims are processed by a third-party administrator (Meritain). The estimated liability for outstanding claims of $205,698 and $87,701 as of December 31, 2015 and 2014, respectively, is reported on the consolidated balance sheets in accrued wages and benefits.

Legislation

There can be no assurances that any gaming initiatives will not be proposed in the future and, if passed, will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

Supplementary Information

Independent Auditor's Report
on Supplementary Information

Board of Directors
Pioneer Group, Inc. and Subsidiary
Cripple Creek, Colorado

Our audit of the 2015 financial statements was conducted for the purpose of forming an opinion on the financial statements as a whole. The Consolidating Statement of Earnings Segregated by Licensee/Subsidiary Information listed in the table of contents is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ BKD, LLP

Colorado Springs, Colorado
April 19, 2016

Pioneer Group, Inc. and Subsidiary
Consolidating Statement of Earnings
Segregated by Licensee/Subsidiary
Year Ended December 31, 2015

	Elk Grove Village, LLC	Bronco Billy's Casino	Buffalo Billy's Casino	Billy's Casino	Eliminations	Total
Operating Revenues
Casino	$—	$16,209,454	$6,445,813	$5,048,972	$—	$27,704,239
Food and beverage, net of cost of sales	—	1,141,704	654,700	398,068	—	2,194,472
Hotel	—	380,771	—	—	—	380,771
Other, net of cost of sales	—	198,523	89,323	60,902	—	348,748
Total operating revenues	—	17,930,452	7,189,836	5,507,942	—	30,628,230
Less cash promotional allowances	—	3,119,682	1,229,819	911,679	—	5,261,180
Less noncash promotional allowances	—	1,673,477	666,610	639,063	—	2,979,150
Net revenues	—	13,137,293	5,293,407	3,957,200	—	22,387,900

Operating Expenses
Operating departments	—	7,339,587	2,225,645	2,509,437	—	12,074,669
Selling, general and administrative	—	3,652,414	1,267,275	1,047,605	—	5,967,294
Depreciation and amortization	—	1,177,216	379,610	297,176	—	1,854,002
Loss (gain) on disposal of assets	—	6,289	(191)	5,413	—	11,511
Other operating expense	—	16,057	2,807	2,288	—	21,152
Total operating expenses	—	12,191,563	3,875,146	3,861,919	—	19,928,628
Income from Operations	—	945,730	1,418,261	95,281	—	2,459,272

Nonoperating Income (Expense)
Interest income	—	9,317	3,755	2,937	(12,154)	3,855
Interest expense	(12,154)	(81,355)	(32,707)	(25,646)	12,154	(139,708)
Other expense	(1,959)	—	—	—	—	(1,959)
Total nonoperating income (expense)	(14,113)	(72,038)	(28,952)	(22,709)	—	(137,812)
Net earnings (loss)	$(14,113)	$873,692	$1,389,309	$72,572	$—	$2,321,460